Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF

THE COMBINED COMPANY AND RELATED NOTES

Introduction

The following unaudited pro forma combined statement of operations for the three months ended March 28, 2020, the eight months ended December 28, 2019 (the “Transition Period’) and for the year ended April 30, 2019 and the pro forma combined balance sheet as of March 28, 2020 are based on the historical financial statements of Franchise Group, Inc. (“Franchise Group” or the "Company”), Buddy’s Newco, LLC (“Buddy’s”), the Sears Outlet business (“Sears Outlet”) of Sears Hometown and Outlet Stores, Inc’s (“SHOS”), Vitamin Shoppe, Inc. (“VSI”), and American Freight Group, Inc. (“American Freight”).

The unaudited pro forma combined financial statements give effect to the following transactions (collectively, the “Transactions”):

•	the acquisitions of Buddy’s, Sears Outlet, VSI and American Freight;

•	the completion of the offer to acquire any and all outstanding shares of Franchise Group common stock other than shares of Franchise Group common stock held by Vintage Capital Management, LLC (“Vintage”) and B. Riley FBR, Inc. (“B. Riley”) and certain of its affiliates, who agreed not to tender their shares of Franchise Group common stock in the offer, for a purchase price of $12.00 per share in cash;

•	the exchange of Franchise Group New Holdco LLC units into Franchise Group common shares and related adjustments pursuant to the tax receivable agreement (“TRA”) that occurred in March and April 2020; and

•	the related debt and equity financings.

On October 1, 2019, the Company changed its fiscal year end from April 30 to the Saturday closest to December 31 and filed a Transition Report on Form 10-K/T for the Transition Period ended December 28, 2019 with the Securities and Exchange Commission (the “SEC”) on April 24, 2020. The unaudited pro forma combined financial statements are based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statement of operations for the fiscal year ended April 30, 2019, eight months ended December 28, 2019 and three months ended March 28, 2020 give effect to the Transactions as if they had occurred on the first day of the fiscal year May 1, 2018. Prior to October 1, 2019, Franchise Group had a fiscal year ending on April 30 while Buddy’s reported its results of operations on a calendar year basis, Sears Outlet had a fiscal year ending on February 2, VSI had a fiscal year ending on the last Saturday in December and American Freight had a fiscal year ending on the Sunday closest to December 31. As a result:

•	the historical statement of operations for the fiscal year ended December 31, 2018 of Buddy’s, the historical statement of operations for the fiscal year ended December 29, 2018 of VSI, and the historical statement of operations for the fiscal year ended December 30, 2018 of American Freight have been adjusted to reflect a trailing twelve month period ending March 31, 2019 by adding Buddy’s, VSI’s and American Freight’s statement of operations for the three months ended March 31, 2019, March 30, 2019, and March 31, 2019, respectively, and subtracting their statement of operations for the three months ended March 31, 2018, March 31, 2018 and April 1, 2018, respectively; and

•	the historical combined statement of operations for the fiscal year ended February 2, 2019 of Sears Outlet has been adjusted to reflect a trailing twelve month period ending May 4, 2019 by adding Sears Outlet’s statement of operations for the three months ended May 4, 2019 and subtracting Sears Outlet’s statement of operations for the three months ended May 5, 2018.

The unaudited pro forma combined statement of operations for the eight months ended December 28, 2019 combines the historical consolidated statement of operations for the eight months ended December 28, 2019 of Franchise Group (that includes certain post-acquisition financial information of Buddy’s, VSI and Sears Outlet), the historical consolidated statement of operations for the three months ended June 30, 2019 of Buddy’s, the historical combined statement of operations for the six months ended August 3, 2019 of Sears Outlet, the historical consolidated statement of operations for the eight months ended November 23, 2019 of VSI, and the historical consolidated statement of operations for the eight months ended December 29, 2019 of American Freight.

The unaudited pro forma combined statement of operations for the three months ended March 28, 2020 combines the historical consolidated statement of operations for the three months ended March 28, 2020 of Franchise Group and the pre-acquisition historical consolidated statement of operations for the period December 30, 2019 to February 14, 2020 of American Freight derived from American Freight’s books and records. The unaudited pro forma combined balance sheet as of March 28, 2020 reflects the historical consolidated balance sheet of Franchise Group as of March 28, 2020 adjusted for the full exchange of Franchise Group New Holdco LLC units into Franchise Group common shares and the related TRA adjustments as further discussed below.

The unaudited pro forma combined financial statements contain only adjustments that are factually supportable and directly attributable to the Transactions and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the Transactions.

The unaudited pro forma combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial statements;

•	Franchise Group’s audited historical consolidated financial statements and related notes for the year ended April 30, 2019, and for the Transition Period ended December 28, 2019; and the unaudited historical consolidated financial statements and related notes for the three months ended March 28, 2020;

•	Buddy’s audited and unaudited historical consolidated financial statements and related notes as of and for the fiscal year ended December 31, 2018 and as of and for the three months ended March 31, 2019 and March 31, 2018 incorporated by reference to Exhibit 99.1 and Exhibit 99.2 on Franchise Group’s Form 8-K/A filed with the SEC on September 24, 2019;

•	Sears Outlet's audited historical combined financial statements and related notes as of and for the fiscal year ended February 2, 2019 and incorporated by reference to Exhibit 99.1 and Exhibit 99.2 on Franchise Group's Form 8-K/A filed with the SEC on January 8, 2020 and Sears Outlet's restated unaudited historical combined financial statements and related notes as of and for the twenty-six weeks ended August 3, 2019 and August 4, 2018 incorporated by reference to Exhibit 99.1 on Franchise Group's Form 8-K/A filed with the SEC on October 26, 2020;

•	VSI’s audited historical consolidated financial statements and related notes as of and for the fiscal year ended December 29, 2018 incorporated by reference to Exhibit 99.3 on Franchise Group’s Form 8-K/A filed with the SEC on January 8, 2020; and

•	American Freight’s audited historical consolidated financial statements and related notes as of and for the fiscal years ended December 29, 2019 and December 30, 2018 incorporated by reference to Exhibit 99.1 on Franchise Group’s Form 8-K/A filed with the SEC on May 4, 2020.

Description of the Transactions

Buddy’s merger, the offer and exchange of New Holdco units

Pursuant to a business combination agreement, Franchise Group and Buddy’s consummated a merger whereby Buddy’s became a wholly-owned subsidiary of Franchise Group New Holdco, LLC, a wholly-owned direct subsidiary of Franchise Group (“New Holdco”). In connection with the merger, Franchise Group formed New Holdco, which holds, directly or indirectly, all of Franchise Group’s and Buddy’s operating subsidiaries. In connection with the business combination agreement and the merger, Franchise Group designated its voting non-economic preferred stock pursuant to a certificate of designation. The certificate of designation, which was approved by the Company’s board of directors on July 10, 2019, and filed by Franchise Group with the Secretary of State of the State of Delaware on July 10, 2019, designated 1,616,667 shares of voting non-economic preferred stock, substantially all of which were issued to the Buddy’s equity holders as consideration in the merger along with approximately 8,083,333 New Holdco common units. Buddy’s equity holders had the option to exchange each New Holdco common unit and one-fifth (1/5) of a share of Franchise Group preferred stock, respectively, for one share of Franchise Group common stock beginning six months following the date of the merger. Following the merger, Franchise Group became the sole managing member of New Holdco and consolidates New Holdco for financial reporting purposes. The New Holdco common units held by Buddy’s equity holders were recorded as a non-controlling interest on the consolidated financial statements.

Concurrently with the execution of the business combination agreement, Franchise Group and the Buddy’s equity holders entered into a TRA. Subject to certain exceptions set forth in the tax receivable agreement, the tax receivable agreement generally provides that Franchise Group will pay the Buddy’s equity holders 40% of the cash savings, if any, in federal, state and local taxes that Franchise Group realizes or is deemed to realize as a result of any increase in tax basis of the assets of New Holdco resulting from future redemptions or exchanges of New Holdco common units held by Buddy’s equity holders Subsequent to the merger, the effects of each purchase or exchange of New Holdco common units resulted in adjustments to record a change in deferred tax balances, tax receivable liabilities equal to 40% of the estimated realizable tax benefits, and an increase to additional paid-in capital for the remainder. As of March 28, 2020, a portion of New Holdco common units and the Company’s preferred stock held by certain Buddy’s equity holders were exchanged for shares of Franchise Group common stock. As of April 1, 2020, all remaining New Holdco common units held by the Buddy’s equity holders were exchanged for shares of Franchise Group common stock and New Holdco became a wholly owned subsidiary of Franchise Group. Refer to the pro forma adjustments disclosed in Note 4 for further detail regarding the exchange of New Holdco units and preferred stock for the Company’s common stock and the related adjustments to deferred tax balances and liabilities pursuant to the TRA.

Following the merger, on August 1, 2019, Franchise Group commenced the offer to acquire any and all outstanding shares of its common stock other than shares of its common stock held by the Vintage and B. Riley and certain of its affiliates, who had agreed not to tender their shares of Franchise Group common stock in the offer, for a price per share of $12.00 in cash. The offer was subject to a minimum tender condition and was completed on November 13, 2019. The offer and transaction costs related to the Buddy’s merger were financed through both term loan financing and equity investments:

•	Term loan financing: Buddy’s executed the Buddy’s credit agreement with various lenders from time to time party thereto and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent, with proceeds, net of financing costs, of approximately $80.2 million. The Buddy’s credit agreement was used to repay approximately $25.0 million of the existing line of credit financing of Buddy’s, $22.2 million towards the tender offer and the remaining amount of approximately $23.0 million was used towards the acquisition costs.

•	Equity investment from Tributum, L.P. (“Tributum”): Contemporaneously with the consummation of the merger and pursuant to the closing subscription agreement between Franchise Group and Tributum, Tributum purchased approximately 2,083,333 shares of Franchise Group common stock at a purchase price of $12.00 per share, for an aggregate purchase price of $25.0 million in cash. Such commitment financed the first $25.0 million of tender offer acceptances.

The unaudited pro forma combined financial information has been prepared based on Franchise Group’s final results of the tender offer completed on November 13, 2019. Franchise Group stockholders accepted the offer for 3.94 million shares of Franchise Group common stock, or approximately $47.2 million, financed by the closing subscription agreement of $25.0 million and $22.2 million cash from the Buddy’s term loan financing, all discussed above.

Sears Outlet Acquisition

On October 23, 2019, Franchise Group completed its acquisition of Sears Outlet and nine Buddy’s Home Furnishing franchisees from SHOS, pursuant to the terms of a purchase agreement dated as of August 27, 2019. Pursuant to the terms of the purchase agreement, Franchise Group paid SHOS an aggregate purchase price of $128.8 million including working capital adjustments. The acquisition costs related to the Sears Outlet acquisition were financed through the following term loan and equity contributions:

•	Term loan financing: Franchise Group Newco S, LLC, an indirect subsidiary of Franchise Group, executed a term loan agreement with Guggenheim Credit Services, LLC providing Franchise Group with a senior secured term loan facility in an amount equal to $105.0 million (the “Sears Outlet term loan”). The Sears Outlet term loan will mature on October 23, 2023 and bear interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest margin of 6.5% with a 1.50% LIBOR floor.

•	Equity contributions from the Investors: On October 23, 2019, Stefac LP, an affiliate of Vintage, Brian R. Kahn, Lauren Kahn, and B. Riley (collectively, the “Investors”) provided Franchise Group with an aggregate $40.0 million of equity financing to fund a portion of the Sears Outlet acquisition through the purchase of Franchise Group common stock at $12.00 per share.

VSI Acquisition

On December 16, 2019, pursuant to the term of a merger agreement, Franchise Group completed the acquisition of VSI for an all-cash transaction valued at $161.8 million. The acquisition of VSI, including the related acquisition costs, were financed through a mix of a term loan, credit facility and equity contributions:

•	Term loan financing: On December 16, 2019, Vitamin Shoppe Industries, LLC, an indirect subsidiary of Franchise Group executed a term loan agreement with GACP Finance Co., LLC for an amount of $70.0 million (the “VSI term loan”). The VSI term loan will mature on December 16, 2022, unless the maturity is accelerated subject to the terms set forth in the VSI term loan. The VSI term loan will bear interest at a rate per annum based on LIBOR for an interest period of one month plus an interest rate margin of 9.0%.

•	Credit facility financing: On December 16, 2019, Franchise Group entered into a Second Amendment and Restated Loan and Security Agreement (the “ABL Agreement”) with JPMorgan Chase Bank, N.A. whereby JP Morgan Chase Bank, N.A. provided Franchise Group with a $100.0 million credit facility (the “VSI credit facility”). On December 16, 2019, Franchise Group borrowed $70.0 million on the VSI credit facility to finance the acquisition of VSI. The VSI credit facility will mature on December 16, 2022 unless the maturity is accelerated subject to the terms set forth in the ABL Agreement. The VSI credit facility bears interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest rate margin that ranges from 1.25% to $1.75% depending on excess availability.

•	Equity contribution from Tributum: In addition, on December 16, 2019, Tributum, an affiliate of Vintage, purchased 2.5 million shares of common stock which provided Franchise Group with an aggregate of approximately $31.0 million of equity financing in order to partially fund the closing of the acquisition (the “VSI equity contribution”).

•	Equity contribution from Vintage in connection with the repurchase of VSI Convertible Notes: On January 3, 2020, Franchise Group entered into a subscription agreement with an affiliate of Vintage, pursuant to which the affiliate of Vintage purchased from the Company 2.4 million shares of common stock for an aggregate purchase price of $28.2 million in cash.

•	Equity contributions from certain other investors: On February 7, 2020, in connection with the Company’s repurchases of VSI’s outstanding 2.25% Convertible Senior Notes due 2020 (the “VSI Convertible Notes”), certain investors purchased approximately 3.9 million shares of the Company’s common stock for approximately $65.9 million. Franchise Group used the proceeds to complete the repurchase of approximately $60.4 million in aggregate principal amount of outstanding VSI Convertible Notes for a purchase price of approximately $60.6 million, which includes accrued interest.

American Freight acquisition and the refinancing of Buddy’s and Sears Outlet’s term loan

On February 14, 2020, pursuant to the term of a merger agreement, dated December 28, 2019, Franchise Group completed the acquisition of American Freight for $357.3 million in cash. The acquisition costs related to the American Freight acquisition were financed through a term loan and credit facility:

•	Term loan financing: On February 14, 2020, Franchise Group Intermediate Holdco, LLC and Franchise Group New Holdco, LLC, an indirect subsidiary of Franchise Group executed a term loan agreement with GACP Finance Co., LLC for an amount of $575.0 million (the “New Holdco term loan”), which consists of a $375.0 million first out tranche (the “New Holdco Tranche A-1”) and a $200.0 million last out Tranche (the “New Holdco Tranche A-2”). The New Holdco term loan will mature on May 14, 2025, unless the maturity is accelerated subject to the terms set forth in the New Holdco term loan. The New Holdco term loan will bear interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months plus an interest rate margin of 8.0% for the New Holdco Tranche A-1 and 12.5% for the New Holdco Tranche A-2.

•	ABL credit facility financing: On February 14, 2020, Franchise Group entered into an ABL credit agreement with various lenders which provided Franchise Group with a $100.0 million credit facility (the “New Holdco credit facility”). On February 14, 2020, Franchise Group borrowed $100.0 million on the New Holdco credit facility to finance the acquisition of American Freight. The New Holdco credit facility will mature on September 30, 2020 and it bears interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest rate margin of 7.5%, as amended on April 3, 2020.

In addition to financing the American Freight acquisition and its related acquisition costs, a portion of the proceeds from the New Holdco term loan and the New Holdco credit facility were used to repay the Buddy’s and Sears Outlet’s term loan discussed above for an outstanding amount of $104.6 million and $106.6 million including accrued interest, respectively.

Other transactions

On August 23, 2019, the Buddy’s segment of Franchise Group entered into an asset purchase agreement with A-Team Leasing, LLC, a franchisee of the Buddy’s segment (“A-Team”), pursuant to which Buddy’s completed the acquisition of 41 Buddy’s Home Furnishings stores from A-Team for total consideration of $26.6 million. To finance the acquisition, Buddy’s entered into a first amendment to the Buddy’s credit agreement which provided for an additional term loan in an amount of $23.0 million. The additional term loan was used to consummate the acquisition, including to repay certain existing indebtedness of A-Team and secure the release of liens on the assets acquired in connection with the acquisition and to pay fees and expenses in connection with the acquisition.

On September 30, 2019, the Buddy’s segment of Franchise Group entered into and completed an asset purchase agreement with various parties to acquire certain Buddy’s stores previously franchised in exchange for 1.35 million shares of New Holdco common units and 0.27 million share of Franchise Group voting non-economic preferred stock for an estimated fair value of $16.2 million. In addition, Franchise Group also forgave $0.6 million of receivables due to Buddy’s from the sellers. This resulted in an aggregated purchase price of $16.8 million.

While these other transactions are included in Franchise Group’s historical financial statements, the pro forma statement of operations was not adjusted to give effect to these other transactions as they were not deemed significant pursuant to Rule 3-05 of Regulation S-X.

The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or financial position of the Combined Company (as defined below) would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position of the Combined Company on a standalone basis.

Unaudited Pro Forma Combined Statement of Operations

Year Ended April 30, 2019

	Adjusted Franchise Group (Note 2)	Adjusted Buddy’s (Note 2b)	Adjusted Sears Outlet (Note 2c)	Adjusted VSI (Note 2d)	Adjusted American Freight (Note 2e)
Dollars in thousands, except per share amounts	Year Ended April 30, 2019	Year Ended March 31, 2019	Year Ended May 4, 2019	Year Ended March 30, 2019	Year Ended March 31, 2019	Acquisition and related Pro Forma Adjustments (Note 3)		Financing and offer Pro Forma Adjustments (Note 4)		Pro Forma Combined Year Ended April 30, 2019
Revenue:

Product	-	2,592	448,573	1,101,528	443,954	-		-		1,996,647
Service and other	132,546	23,005	41,626	-	-	(177	)(3b)	-		197,000
Rental	-	26,504	-	-	-	-		-		26,504
Total revenues	132,546	52,101	490,199	1,101,528	443,954	(177)		-		2,220,151
Operating Expenses:
Cost of revenue:
Product	-	1,844	334,068	745,028	243,548	-		-		1,324,488
Service and other	-	-	20,428	-	-	(177	)(3b)	-		20,251
Rental	-	9,230	-	-	-	-		-		9,230
Total cost of revenue	-	11,074	354,496	745,028	243,548	(177)		-		1,353,969
Selling, general, and administrative expenses	124,060	29,098	133,364	347,191	155,810	936	(3a)	-		790,459
Restructuring Costs	9,345	-	-	-	-	-		-		9,345
Total operating expenses	133,405	40,172	487,860	1,092,219	399,358	759		-		2,153,773
Gain (loss) from operations	(859)	11,929	2,339	9,309	44,596	(936)		-		66,378
Other income (expense):
Interest expense, net	(3,023)	(1,412)	(6,410)	(5,227)	(8,161)	-		(73,184	)(4a)	(97,417)
Other	(113)	259	1,440	4,400	-	-		-		5,986
Income (loss) before income taxes	(3,995)	10,776	(2,631)	8,482	36,435	(936)		(73,184)		(25,053)
Income tax (benefit) expense	(1,839)	-	271	1,101	9,399	-		(15,788	)(4b)	(6,856)
Net (loss) income	(2,156)	10,776	(2,902)	7,381	27,036	(936)		(57,396)		(18,197)
Less: Income/ (Loss) attributable to noncontrolling interests	-	-	-	-	-	-		-		-
Net (loss) income attributable to common stockholders	(2,156)	10,776	(2,902)	7,381	27,036	(936)		(57,396)		(18,197)

Earnings per common share
Basic (Note 5)	(0.16)									(0.52)
Diluted (Note 5)	(0.16)									(0.52)
Weighted average common share
Basic (Note 5)	13,800,884									35,157,042
Diluted (Note 5)	13,800,884									35,157,042

See accompanying notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Operations

for the eight months ended December 28, 2019

	Adjusted Franchise Group (Note 2a)	Adjusted Buddy’s (Note 2b)	Adjusted Sears Outlet (Note 2c)	Adjusted VSI (Note 2d)	Adjusted American Freight (Note 2e)
Dollars in thousands, except per share amounts	Eight Months Ended December 28, 2019	Three Months Ended June 30, 2019	Six Months Ended August 3, 2019	Eight Months Ended November 23, 2019	Eight Months Ended December 29, 2019	Acquisition and related Pro Forma Adjustments (Note 3)		Financing and offer Pro Forma Adjustments (Note 4)		Pro Forma Combined Eight Months Ended December 28, 2019
Revenue:

Product	54,266	549	217,393	670,796	273,771	-		-		1,216,775
Service and other	27,528	5,935	16,746	-	-	(261	) (3b)	-		49,948
Rental	22,303	6,589	-	-	-	-		-		28,892
Total revenues	104,097	13,073	234,139	670,796	273,771	(261)		-		1,295,615
Operating Expenses:
Cost of revenue:
Product	44,684	441	161,491	425,839	151,951	-		-		784,406
Service and other	(442)	-	7,975	-	-	(261	) (3b)	-		7,272
Rental	8,121	2,400	-	-	-	-		-		10,521
Total cost of revenue	52,363	2,841	169,466	425,839	151,951	(261)		-		802,199
Selling, general, and administrative expenses	142,488	8,466	61,232	257,659	100,220	(17,685	) (3a, 3c)	-		552,380
Total operating expenses	194,851	11,307	230,698	683,498	252,171	(17,946)		-		1,354,579
Gain (loss) from operations	(90,754)	1,766	3,441	(12,702)	21,600	17,685		-		(58,964)
Other income (expense):
Interest expense, net	(7,960)	(360)	(1,786)	(2,828)	(3,503)	-		(46,253	)(4a)	(62,690)
Other	37	11	2,198	-	-	-		-		2,246
(Loss) income before income taxes	(98,677)	1,417	3,853	(15,530)	18,097	17,685		(46,253)		(119,408)
Income tax (benefit) expense	(10,445)	-	57	(3,616)	4,494	-		(23,166	)(4b)	(32,676)
Net (loss) income	(88,232)	1,417	3,796	(11,914)	13,603	17,685		(23,087)		(86,732)
Less: Income/ (Loss) attributable to noncontrolling interests	(36,039)	-	-	-	-	-		36,039	(4c)	-
Net (loss) income attributable to common stockholders	(52,193)	1,417	3,796	(11,914)	13,603	17,685		(59,126)		(86,732)

Earnings per common share
Basic (Note 5)	(3.13)	(2.47)
Diluted (Note 5)	(3.13)	(2.47)
Weighted average common share
Basic (Note 5)	16,669,065	35,157,042
Diluted (Note 5)	16,669,065	35,157,042

See accompanying notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statement of Operations

for the three months ended March 28, 2020

	Historical Franchise Group	American Freight
Dollars in thousands, except per share amounts	Three Months Ended March 28, 2020	For the period December 30, 2019 to February 14, 2020	Acquisition and related Pro Forma Adjustments (Note 3)		Financing and offer Pro Forma Adjustments (Note 4)		Pro Forma Combined Three Months Ended March 28, 2020
Revenue:

Product	473,505	48,659	-		-		522,164
Service and other	102,640	-	-		-		102,640
Rental	16,420	-	-		-		16,420
Total revenues	592,565	48,659	-		-		641,224
Operating Expenses:
Cost of revenue:
Product	287,818	27,542	-		-		315,360
Service and other	756	-	-		-		756
Rental	5,942	-	-		-		5,942
Total cost of revenue	294,516	27,542	-		-		322,058
Selling, general, and administrative expenses	252,212	30,729	(12,953	) 3a, 3c	-		269,988
Total operating expenses	546,728	58,271	(12,953)		-		592,046
Gain (loss) from operations	45,837	(9,612)	12,953		-		49,178
Other income (expense):
Interest expense, net	(25,752)	(624)	-		3,013	4a	(23,363)
Other	(4,056)	-	-		4,042	4d	(14)
(Loss) income before income taxes	16,029	(10,236)	12,953		7,055		25,801
Income tax (benefit) expense	(45,869)	(2,541)	-		5,215	4b	(43,195)
Net (loss) income	61,898	(7,695)	12,953		1,840		68,996
Less: Income/ (Loss) attributable to noncontrolling interests	2,359	-	-		(2,359	) 4c	-
Net (loss) income attributable to common stockholders	59,539	(7,695)	12,953		4.199		68,996

Earnings per common share
Basic (Note 5)	2.55						1.96
Diluted (Note 5)	2.51						1.94
Weighted average common share
Basic (Note 5)	23,373,980						35,157,042
Diluted (Note 5)	23,696,035						35,479,097

See accompanying notes to the unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Balance Sheet

as of March 28, 2020

	Historical
	Franchise Group
(Dollars in thousands, except per share amounts)	As of March 28, 2020	Financing and offer Pro Forma Adjustments (Note 4)		Pro Forma Combined As of March 28, 2020
Assets
Current assets:
Cash and cash equivalents	$147,028	$-		$147,028
Current receivables, net	136,254	-		136,254
Inventories, net	359,447	-		359,447
Other current assets	28,279	-		28,279
Total Current Assets	671,008	-		671,008
Operating lease right-of-use assets	535,092	-		535,092
Property, equipment, and software, net	154,713	-		154,713
Non-current receivable, net	15,581	-		15,581
Goodwill	469,459	-		469,459
Intangible assets, net	148,779	-		148,779
Other non-current assets	24,891	-	(4f)	24,891
Total Assets	2,019,523	-		2,019,523
Liabilities and Equity
Current liabilities:
Current installments of long-term obligations	257,466	-		257,466
Accounts payable and accrued expenses	259,803	-		259,803
Current portion of operating lease liabilities	126,701	-		126,701
Other current liabilities	36,444	-		36,444
Total current Liabilities	680,414	-		680,414
Long-term obligations, excluding current installments, net	554,004	-		554,004
Operating Lease Liabilities - non-current	434,677	-		434,677
Other non-current liabilities	21,408	9,699	(4f)	31,107
Total Liabilities	$1,690,503	$9,699		$1,700,202
Stockholders and Members' equity:
Preferred stock, $0.01 par value per share,	11	(11	)(4e)	-
Common stock, $0.01 par value per share	297	55	(4e)	352
Additional paid-in capital	237,354	19,968	(4e)	257,322
		(9,699	)(4f)	(9,699)
Accumulated other comprehensive loss, net of taxes	(2,306)	-		(2,306)
Retained earnings	73,652	-		73,652
Total stockholders' equity attributable to Liberty	309,008	10,313		319,321
Non-controlling interest	20,012	(20,012	)(4e)	-
Total stockholders' equity	329,020	(9,699)		319,321
Total Liabilities, Mezzanine Equity and Equity	$2,019,523	$-		$2,019,523

See accompanying notes to the unaudited pro forma combined financial statements

Notes to the Unaudited Pro Forma Combined Financial Statements

(dollars in thousands, except share and per share data)

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma statements of operations and pro forma balance sheet of the combined company based on the historical financial statements of Franchise Group, Buddy’s, Sears Outlet, VSI, and American Freight (the “Combined Company”), after giving effect to the Transactions as described above. The historical financial statements of Franchise Group, Buddy’s, Sears Outlet, VSI, and American Freight have been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations of the Combined Company.

The accompanying pro forma financial statements are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the Combined Company if the Transactions had been consummated for the periods presented or that will be achieved in the future. The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the Transactions.

Note 2: Adjustments to Franchise Group’s, Buddy’s, Sears Outlet’s, VSI’s and American Freight’s Historical Financial Statements

(2a) Adjustments and reclassifications to Franchise Group’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations for the fiscal year ended April 30, 2019 of Franchise Group to conform to its financial statement presentation for the eight months ended December 28, 2019. The pro forma combined statement of operations for the eight months ended December 28, 2019 was prepared by combining the historical consolidated statement of operations for the eight months ended December 28, 2019 of Franchise Group and the pre-merger historical consolidated statement of operations for the three months ended June 30, 2019 of Buddy’s, the pre-acquisition historical combined statement of operations for the six months ended August 3, 2019 of Sears Outlet, the pre-acquisition historical consolidated statement of operations for the eight months ended November 23, 2019 of VSI, and the pre-acquisition historical consolidated statement of operations for the eight months ended December 29, 2019 of American Freight and giving effect to the Transactions as if they had occurred on the first day of the fiscal year May 1, 2018.

Unaudited Pro Forma Combined Statement of Operations

for the year-ended April 30, 2019

Dollars in thousands, except per share amounts	Historical Franchise Group	Reclassification	After Reclassification
Revenue:
Franchise fees	$2,766	$(2,766)	$-
Area Developer fees	3,146	(3,146)	-
Royalties and advertising fees	63,716	(63,716)	-
Financial products	33,478	(33,478)	-
Interest income	8,189	(8,189)	-
Assisted tax preparation fees, net of discounts	14,611	(14,611)	-
Electronic Filing Fee	2,675	(2,675)	-
Product	-	-	-
Service and other	-	132,546	132,546
Rental	-	-	-
Other revenues	3,965	(3,965)	-
Total revenues	132,546	-	132,546
Operating Expenses:			-
Cost of revenue:	-	-	-
Product	-	-	-
Service and other	-	-	-
Rental	-	-	-
Total cost of revenue	-	-	-
Employee compensation and benefits	39,822	(39,822)	-
Selling, general, and administrative expenses	42,038	82,022	124,060
Area Developer expense	15,584	(15,584)	-
Advertising expense	12,532	(12,532)	-
Depreciation, amortization, and impairment charges	14,084	(14,084)	-
Restructuring Costs	9,345	-	9,345
Total operating expenses	133,405	-	133,405
Gain (loss) from operations	(859)	-	(859)
Other (expense) income:
Foreign currency transaction (loss) gain	(113)	113	-
Interest expense, net	(3,023)	-	(3,023)
Other	-	(113)	(113)
Loss before income taxes	(3,995)	-	(3,995)
Income tax benefit	1,839	-	1,839
Net loss	(2,156)	-	(2,156)
Less: Net (loss) income attributable to participating securities	-	-	-
Net loss attributable to Class A and Class B common stockholders	$(2,156)		$(2,156)
Net (loss) income per share attributable to Class A and Class B common stockholders:			-
Basic	$(0.16)		$(0.16)
Diluted	(0.16)		(0.16)
Weighted-average shares used to compute net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	13,800,884		13,800,884
Diluted	13,800,884		13,800,884

The statement of operations for the eight months ended December 28, 2019 includes post-merger operations of Buddy’s for the period July 10, 2019 to December 28, 2019, post-acquisition operations of Sears Outlet for the period October 23, 2019 to December 28, 2019, and post-acquisition operations of VSI for the period December 16, 2019 to December 28, 2019. Accordingly, the following adjustments to Franchise Group’s statement of operations were made to eliminate the post-merger operations of Buddy’s for the period July 10, 2019 to July 31, 2019, the post-acquisition operations of Sears Outlet for the period October 23, 2019 to October 31, 2019, and the post-acquisition operations of VSI for the period December 16, 2019 to December 28, 2019 in order to avoid combining operating results of Buddy’s, Sears Outlet, and VSI that exceed an eight-month period.

Unaudited Pro Forma Combined Statement of Operations

for the eight months ended December 28, 2019

	Historical Franchise Group	Less: Buddy's adjustments	Less: Sears Outlet adjustments	Less: VSI adjustments	Adjusted Franchise Group
Dollars in thousands, except per share amounts	Eight Months Ended December 28, 2019	July 10, 2019 - July 31, 2019	October 23, 2019 - October 31, 2019	December 16, 2019 - December 28, 2019	Eight Months Ended December 28, 2019
Revenue:
Product	$96,139	$118	$11,181	$30,574	$54,266
Service and other	29,735	1,191	1,016	-	27,528
Rental	23,636	1,334	(1)	-	22,303
Total revenues	149,510	2,643	12,196	30,574	104,097
Operating expenses:
Cost of revenue:
Product	71,820	93	7,565	19,478	44,684
Service and other	768	-	1,210	-	(442)
Rental	8,661	540	-	-	8,121
Total cost of revenue	81,249	633	8,775	19,478	52,363
Selling, general, and administrative expenses	173,860	1,479	5,288	24,605	142,488
Total operating expenses	255,109	2,112	14,063	44,083	194,851
Loss from operations	(105,599)	531	(1,867)	(13,509)	(90,754)
Other income (expense):
Interest expense, net	(9,349)	(487)	(212)	(690)	(7,960)
Other	37	-	-	-	37
Loss before income taxes	(114,911)	44	(2,079)	(14,199)	(98,677)
Income tax benefit	(10,445)	-	-	-	(10,445)
Loss before income taxes	(104,466)	44	(2,079)	(14,199)	(88,232)
Less: Net loss attributable to non-controlling interest	36,039	-	-	-	36,039
Net loss attributable to Franchise Group, Inc.	$(68,427)	$44	$(2,079)	$(14,199)	$(52,193)

(2b) Adjustments and reclassifications of Buddy’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations of Buddy’s to conform to the financial statement presentation of Franchise Group. In addition, certain operations of Buddy’s, including its Flexi Buddy’s, BGTG LLC and 1357 LLC subsidiaries, were divested to the Buddy’s equity holders in December 2018 and therefore were not acquired or assumed by Franchise Group. The following summarizes the reclassification adjustments and elimination of the operations that were not acquired as part of the merger in the unaudited pro forma combined statement of operations for the trailing twelve-month period ended March 31, 2019 and the three months ended June 30, 2019.

Buddy's Statement of Operations

	April 1, 2018 - March 31, 2019				April 1, 2019 - June 30, 2019
(in thousands)	Before Adjustment	Operations not contributed	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Lease revenue	$30,560	$(4,056)	$(26,504)	$-	$6,589	$(6,589)	$-
Agreement, club and damage waiver fee	6,160	(792)	(5,368)	-	1,352	(1,352)	-
Retail sales	2,874	(282)	(2,592)	-	549	(549)	-
Franchising and licensing fees	15,204	532	(15,736)	-	4,270	(4,270)	-
Other support revenue	2,023	(122)	(1,901)	-	313	(313)	-
Product	-	-	2,592	2,592	-	549	549
Service and other	-	-	23,005	23,005	-	5,935	5,935
Rental	-	-	26,504	26,504	-	6,589	6,589
Revenue, net	56,821	(4,720)	-	52,101	13,073	-	13,073
Leasing cost of sales	10,949	(1,719)	(9,230)	-	2,400	(2,400)	-
Retail cost of sales	2,197	(353)	(1,844)	-	441	(441)	-
Cost of revenue:							-
Product	-	-	1,844	1,844	-	441	441
Rental	-	-	9,230	9,230	-	2,400	2,400
Total cost of revenue	13,146	(2,072)	-	11,074	2,841	-	2,841
Operating expenses:
Personnel expense	16,375	(2,074)	(14,301)	-	3,722	(3,722)	-
Occupancy expense	4,845	(635)	(4,210)	-	1,050	(1,050)	-
Marketing expense	1,927	(89)	(1,838)	-	603	(603)	-
Delivery/Vehicle expense	1,356	(208)	(1,148)	-	257	(257)	-
General & Administrative expense	7,426	(339)	(7,087)	-	2,490	(2,490)	-
Selling, general, and administrative expenses	-	-	29,098	29,098	-	8,466	8,466
Depreciation expenses	608	(95)	(513)	-	107	(107)	-
Total operating costs	45,683	(5,512)	1	40,172	11,070	237	11,307

Operating income	11,138	792	(1)	11,929	2,003	(237)	1,766

Other income (expense)
Net gain on sale of store related assets	178	81	(259)	-	11	(11)	-
Other	-	-	259	259	-	11	11
Amortization expense	(178)	177	1	-	(237)	237	-
Interest expense	(1,453)	41	-	(1,412)	(360)	-	(360)
Total other income (expense)	(1,453)	299	1	(1,153)	(586)	237	(349)

Net income before income taxes	9,685	1,091	-	10,776	1,417	-	1,417

Income taxes	-	-		-	-		-

Net income from continuing operations	$9,685	$1,091	$-	$10,776	$1,417	$-	$1,417

(2c) Reclassification of Sears Outlet’s historical combined financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of Sears Outlet to conform to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma carve-out statement of operations for the trailing twelve-month period ended May 4, 2019 and reclassification adjustment in the unaudited pro forma carve-out statement of operations for the six months ended August 3, 2019.

Sears Outlet Statement of Operations

	May 6, 2018 - May 4, 2019			February 3, 2019 - August 3, 2019
(in thousands)	Before Adjustment	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Product	-	448,573	448,573	-	217,393	217,393
Service and other	-	41,626	41,626	-	16,746	16,746
Net sales	490,199	(490,199)	-	234,139	(234,139)	-
Operating expenses:
Cost of revenue:
Product	-	334,068	334,068	-	161,491	161,491
Service and other	-	20,428	20,428		7,975	7,975
Cost of goods sold	354,496	(354,496)	-	169,466	(169,466)	-
Selling, general, and administrative expenses	126,296	7,068	133,364	58,776	2,456	61,232
Impairment of property and equipment	1,082	(1,082)	-	-	-	-
Depreciation and amortization	5,986	(5,986)	-	2,456	(2,456)	-
Loss (gain) on sale of assets	(1,306)	1,306	-	(2,192)	2,192	-
Total costs and expenses	486,554	1,306	487,860	228,506	2,192	230,698

Operating income (loss)	3,645	(1,306)	2,339	5,633	(2,192)	3,441

Other income (expense)
Interest expense	(6,410)	-	(6,410)	(1,786)	-	(1,786)
Other	134	1,306	1,440	6	2,192	2,198
Income (loss) before income taxes	(2,631)	-	(2,631)	3,853	-	3,853

Income tax expense (benefit)	271	-	271	57	-	57

Net income (loss)	(2,902)	-	(2,902)	3,796	-	3,796

(2d) Reclassification of VSI’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of VSI to confirm to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma combined statement of operations for the trailing twelve-month period ended March 30, 2019 and reclassification adjustment in the unaudited pro forma combined statement of operations for the eight months ended November 23, 2019.

VSI Statement of Operations

	April 1, 2018 - March 30, 2019			March 31, 2019 - November 23, 2019
(in thousands)	Before Adjustment	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Product	$-	$1,101,528	$1,101,528	$-	$670,796	$670,796
Net sales	1,101,528	(1,101,528)	-	670,796	(670,796)	-
Cost of revenue:
Product	-	745,028	745,028	-	425,839	425,839
Cost of goods sold	745,028	(745,028)	-	425,839	(425,839)	-
Gross profit	356,500	-	356,500	244,957	-	244,957
Selling, general, and administrative expenses	344,174	3,017	347,191	246,255	11,404	257,659
Goodwill, tradename and store fixed-assets impairment charges	3,017	(3,017)	-	11,404	(11,404)	-
Income (loss) from operations	9,309	-	9,309	(12,702)	-	(12,702)
Gain on extinguishment of debt	4,400	-	4,400	-	-	-
Interest expense	(5,227)	-	(5,227)	(2,828)	-	(2,828)
Income (loss) before provision (benefit) for income taxes	8,482	-	8,482	(15,530)	-	(15,530)
Income tax expense (benefit)	1,101	-	1,101	(3,616)	-	(3,616)
Net income (loss) from continuing operations	$7,381	$-	$7,381	$(11,914)	$-	$(11,914)

(2e) Reclassification of American Freight’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of American Freight to conform to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma combined statement of operations for the trailing twelve-month period ended March 31, 2019 and reclassification adjustment in the unaudited pro forma combined statement of operations for the eight months ended December 29, 2019.

American Freight Statement of Operations

	April 2, 2018 - March 31, 2019			April 29, 2019 - December 29, 2019
(in thousands)	Before Adjustment	Reclassification	After Adjustment	Before Adjustment	Reclassification	After Adjustment
Revenue
Product	$-	$443,954	$443,954	$-	$273,771	$273,771
Revenue	443,954	(443,954)	-	273,771	(273,771)	-
Cost of revenue						-
Merchandise	220,365	(220,365)	-	139,231	(139,231)	-
Freight	23,183	(23,183)	-	12,720	(12,720)	-
Product	-	243,548	243,548	-	151,951	151,951
Depreciation expense	1,843	(1,843)	-	1,745	(1,745)
Selling, general, and administrative expenses	153,967	1,843	155,810	98,475	1,745	100,220
Gain (loss) from operations	44,596	-	44,596	21,600	-	21,600
Interest expense	(8,161)	-	(8,161)	(3,503)	-	(3,503)
Income (loss) before provision (benefit) for income taxes	36,435	-	36,435	18,097	-	18,097
Income tax expense (benefit)	9,399	-	9,399	4,494	-	4,494
Net income (loss) from continuing operations	$27,036	$-	$27,036	$13,603	$-	$13,603

Note 3: Purchase Price Accounting and Related Adjustments

The unaudited pro forma statement of operations for the year ended April 30, 2019, the eight months ended December 28, 2019 and the three months ended March 28, 2020 gives effect to the American Freight, VSI, Sears Outlet, and Buddy’s acquisitions as if they occurred on May 1, 2018.

The fair value adjustments of the Buddy’s merger and the acquisitions of Sears Outlet, VSI, and American Freight to the pro forma statements of operations are stated below:

	For the year ended April 30, 2019
(in thousands)	Buddy's		Sears Outlet		VSI		American Freight		Total Acquisition Pro Forma Adjustments
Revenue:
Service and other	$(177	) (3b)	$-		$-		$-		$(177	) (3b)
Total	(177)		-		-		-		(177)
Operating Expenses:
Cost of revenue:
Service and other			(177	) (3b)					(177	) (3b)
Selling, general, and administrative expenses	1,942	(3a4)	4,678	(3a3)	(8,259	) (3a2)	2,575	(3a1)	936	(3a)
Total	1,942		4,501		(8,259)		2,575		759
Total operating income/ (expense)	$(2,119)		$(4,501)		$8,259		$(2,575)		$(936)

	For the 8-months ended December 28, 2019
(in thousands)	Buddy's		Sears Outlet		VSI		American Freight		Total Acquisition Pro Forma Adjustments
Revenue:
Service and other	$(261	) (3b)	$-		$-		$-		$(261	) (3b)
Total	(261)		-		-		-		(261)
Operating Expenses:
Cost of revenue:
Service and other	-		(261	) (3b)	-		-		(261	) (3b)
Selling, general, and administrative expenses	(6,367	) (3c)	(5,179	) (3c)	(3,704	) (3c)	(1,502	) (3c)	(16,752	) (3c)
Selling, general, and administrative expenses	486	(3a4)	2,339	(3a3)	(5,474	) (3a2)	1,716	(3a1)	(933	) (3a)
Total	(5,881)		(3,101)		(9,178)		214		(17,946)
Total operating income/ (expense)	$5,620		$3,101		$9,178		$(214)		$17,685

	For the 3-months ended March 28, 2020
(in thousands)	Buddy's	Sears Outlet	VSI	American Freight		Total Acquisition Pro Forma Adjustments
Revenue:
Service and other	$-	$-	$-	$-		$-
Total	-	-	-	-		-
Operating Expenses:
Cost of revenue:
Service and other	-	-	-	-		-
Selling, general, and administrative expenses	-	-	-	(13,275	) (3c)	(13,275	) (3c)
Selling, general, and administrative expenses	-	-	-	322	(3a1)	322	(3a)
Total	-	-	-	(12,953)		(12,953)
Total operating income/ (expense)	$-	$-	$-	$12,953		$12,953

Fair value adjustment of American Freight

(3a1) Upon consummation of the American Freight acquisition, Franchise Group identified American Freight tradename as an indefinite-lived intangible asset with a fair value adjustment of $14.2 million. In addition, Franchise Group also recognized a fair value adjustment to the right-of-use assets balance relating to below market leases for an amount of $11.5 million.

The favorable lease market terms of $11.5 million is amortized on a straight-line basis over the average remaining lease terms and is recognized to Selling, general, and administrative expenses.

	American Freight
					Amortization expense
	Fair Value	Estimated Useful Life	Amortization Method	For the period December 30, 2019 to February 14, 2020	Eight months ended December 29, 2019	Year ended April 30, 2019
Trademark / trade name	14,200	Indefinite	N/A	$-	$-	$-
Above/ (below) market leases	11,490	4.9	Straight-line	293	1,563	2,345
Total acquired intangible assets	25,690			293	1,563	2,345
Less: historical intangible assets				-	-	-
Pro forma adjustment				$293	$1,563	$2,345

The preliminary fair value adjustments to increase Property, equipment, and software, net (“PP&E”) by $2.1 million. This resulted in a pro forma adjustment to increase the depreciation expense charge recorded to Selling, general and administrative expense by $0.2 million for the year ended April 30, 2019, $0.1 million for the eight months ended December 29, 2019 and a minimal amount for the period December 30, 2019 to February 14, 2020. The estimated depreciation expenses were computed using the straight-line method based on the estimated useful life of the PP&E.

(3b) Represents intercompany elimination of balances and transactions between the Buddy’s segment of Franchise Group and Buddy’s franchise stores owned by Sears Outlet.

(3c) Represents the removal of actual transaction costs related to the Transactions included in the statement of operations of Franchise Group for the eight months ended December 28, 2019 and for the period December 29, 2019 to February 14 as follows:

	Eight-months ended December 28, 2019	For the period December 29, 2019 to February 14, 2020
Buddy's Original Acquisition	$6,367	$-
Vitamin Shoppe	3,704	-
Sears Outlet Stores	5,179	-
American Freight	1,502	13,275
Total	$16,752	$13,275

Fair value adjustment of VSI

(3a2) Upon consummation of the VSI acquisition, Franchise Group identified VSI’s tradename as an indefinite-lived intangible asset with a fair value of $12.0 million. Upon consummation of the VSI acquisition, Franchise Group recognized a fair value adjustment to the right-of-use assets balance relating to above market leases for an amount of ($54.3) million.

	VSI
				Amortization expense
	Fair Value	Estimated Useful Life	Amortization Method	Eight months ended November 23, 2019	Year ended April 30, 2019
Trademark / trade name	$12,000	Indefinite	N/A	$-	$-
Above/ (below) market leases	(54,311)	5.2	Straight-line	(6,963)	(10,444)
Total acquired intangible assets	(42,311)			(6,963)	(10,444)
Less: historical intangible assets				(190)	(333)
Pro forma adjustment				$(7,153)	$(10,777)

The preliminary fair value of PP&E increased the book value of furniture, fixture and equipment by $17.6 million. This resulted in a pro forma adjustment to increase the depreciation charge recorded to Selling, general, and administrative expenses by $2.5 million for the year ended April 30, 2019 and by $1.7 million for the eight months ended December 28, 2019. The estimated depreciation expenses were computed using the straight-line method based on an estimated useful life of the PP&E.

Fair value adjustment of Sears Outlet

(3a3) Upon consummation of the Sears Outlet acquisition, Franchise Group recognized a fair value adjustment to the right-of-use assets balance relating to below market leases for an amount $19.0 million.

	Sears Outlet
				Amortization expense
	Fair Value	Estimated Useful Life	Amortization Method	Six months ended August 3, 2019	Year ended April 30, 2019
Above/ (below) market leases	$18,950	4.1	Straight-line	$2,311	$4,622
Total acquired intangible assets				2,311	4,622
Less: historical intangible assets				-	-
Pro forma adjustment				$2,311	$4,622

The fair value of PP&E increased the book value of furniture, fixture and equipment by $0.3 million. This resulted in a pro forma adjustment to increase the depreciation charge recorded to Selling, general, and administrative expenses by $0.1 million for the year ended April 30, 2019 and by a minimal amount for the eight months ended December 28, 2019. The estimated depreciation expenses were computed using the straight-line method based on an estimated useful life of the PP&E.

Fair value adjustment of Buddy’s

(3a4) Upon consummation of the merger with Buddy’s, Franchise Group identified the Buddy’s tradename as an indefinite-lived intangible asset with a fair value of $11.1 million. Franchise Group also recognized an asset of $10.5 million for franchise agreements, $7.7 million for customer contracts and ($2.3) million for above market operating leases.

	Buddy's
				Amortization expense
	Fair Value	Estimated Useful Life	Amortization Method	Three months ended June 30, 2019	Year ended April 30, 2019
Trademark / trade name	$11,100	Indefinite	N/A	$-	$-
Franchise agreements / relationships	10,500	10	Straight-line	263	1,050
Customer contacts / relationships	7,700	6	Straight-line	321	1,283
Above/ (below) market leases	(2,345)	6	Straight-line	(98)	(391)
Total acquired intangible assets	26,955			486	1,942
Less: historical intangible assets				-	-
Pro forma adjustment				$486	$1,942

All amortization adjustments related to identified intangible assets as a result of the merger of Buddy’s are recorded to Selling, general, and administrative expenses. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

Note 4: Financing and Offer Adjustments

Various agreements were executed to finance the Transactions discussed above. The following are fully reflected in the historical balance sheet of Franchise Group as of March 28, 2020:

•	In connection with the Buddy’s merger and offer, Buddy’s has signed the Buddy’s initial credit agreement for debt financing of the Transactions consisting of a $82.0 million, 5-year term loan, which bears interest at variable rates. The proceeds were used to finance transaction costs, a portion of the tender offer acceptances and general working capital purposes.

•	In connection with the Sears Outlet acquisition, Franchise Group Newco S, LLC, an indirect subsidiary of Franchise Group, signed the Sears Outlet term loan to finance the acquisition of Sears Outlet in an amount equal to $105.0 million. The Sears Outlet term loan bears a variable interest rate. The total proceeds from the debt financing and the equity contribution from the Investors of $40 million as explained above were used to pay the cash consideration in connection with the Sears Outlet acquisition.

•	In connection with the VSI acquisition, Vitamin Shoppe Industries, LLC, an indirect subsidiary of Franchise Group has executed a 3-year term loan in the amount of $70.0 million and borrowed $70.0 million of 3-year credit facility and the total proceeds were used to finance the VSI acquisition. The VSI term loan and the VSI credit facility bear variable interest rates. The total proceeds from the debt financing and the equity contribution from Vintage of $30 million as explained above were used to pay the cash consideration in connection with the VSI acquisition.

•	In connection with the A-team Asset Acquisition, the Buddy’s segment of Franchise Group entered into the Buddy’s first amendment to the Buddy’s initial term loan to provide for a $23.0 million first priority senior secured term loan. The proceeds from the debt were used to acquire 41 Buddy’s Home Furnishings stores from A-Team. The purchase price allocation related to the Asset Acquisition of the 41 stores is reflected in the historical financial statements of Franchise Group but is not reflected in the pro forma statements of operations as the A-team Asset Acquisition was not considered material to the pro forma results.

•	The historical balance sheet of Franchise Group as of December 28, 2019 also reflects the purchase of shares in connection with the final tender offer acceptances of $47.2 million.

•	The issuance of debt to finance the American Freight acquisition and repay the existing Buddy’s and the Sears Outlet term loans. Franchise Group through certain of its subsidiaries, entered into the New Holdco term loan agreement with GACP Finance Co., LLC for an amount of $575.0 million which consists of a $375.0 million first out tranche and a $200.0 million last out tranche. The term loan will mature on May 14, 2025. In addition, Franchise Group entered into an ABL Credit Agreement with various lenders which provided the Company with a $100.0 million credit facility.

•	The equity issuance to Kayne FRG Holdings, L.P. (“Kayne FRG”) of 1.3 million shares of common as a consideration and payment for debt financing services rendered to the Company. The fair value of the 1.3 million of shares issued to Kayne FRG is $31.0 million, which has been capitalized as deferred financing costs with an offset to common stock par and Additional Paid In Capital (“APIC”); and

•	The additional equity contribution from affiliates of Vintage for $65.9 million or 3.9 million shares to finance the repurchase of the VSI Convertible Notes for $60.6 million including $0.2 million of accrued interest with the excess cash used to fund general, working capital and cash needs of the Company.

•	The exchange of New Holdco units from certain Buddy’s equity holders. As of March 28, 2020, certain Buddy’s equity holders have converted 3,937,726 New Holdco units and 787,545 shares of preferred stock for Franchise Group common stock.

(4a) Represents an increase to interest expense of $73.2 million and $46.3 million for the fiscal year ended April 30, 2019 and eight months ended December 28, 2019, respectively, and a decrease to interest expense of $3.0 million for three months ended March 28, 2020, which includes the following:

(in thousands)	For the twelve months ended April 30, 2019
	Buddy's	Sears Outlet	VSI	New Holdco (4)	Total
Estimated interest expense on new financing (1)	$-	$-	$8,439	$71,567	$80,006
Elimination of historical interest expenses (2)	(1,412)	(6,410)	(5,227)	(8,161)	(21,210)
Amortization of deferred debt issuance costs (3)	-	-	2,792	11,596	14,388
Total pro forma adjustment to interest expense	$(1,412)	$(6,410)	$6,004	$75,002	$73,184

(in thousands)	For the eight months ended December 28, 2019
	Buddy's	Sears Outlet	VSI	New Holdco (4)	Total
Estimated interest expense on new financing (1)	$-	$-	$4,610	$46,765	$51,375
Elimination of historical interest expenses (2)	(4,881)	(3,383)	(2,828)	(3,503)	(14,595)
Amortization of deferred debt issuance costs (3)	-	-	1,606	7,867	9,473
Total pro forma adjustment to interest expense	$(4,881)	$(3,383)	$3,388	$51,129	$46,253

(in thousands)	For the three months ended March 28, 2020
	Buddy's	Sears Outlet	VSI	New Holdco (4)	Total
Estimated interest expense on new financing (1)	$-	$-	$1,508	$17,127	$18,635
Elimination of historical interest expenses (2)	(5,541)	(5,977)	(3,575)	(10,068)	(25,161)
Amortization of deferred debt issuance costs (3)	-	-	542	2,971	3,513
Total pro forma adjustment to interest expense	$(5,541)	$(5,977)	$(1,525)	$10,030	$(3,013)

(1)	Represents additional interest expense calculated at an estimated 9.50% interest rate in connection with the New Holdco Tranche A-1, an estimated 14.00% interest rate in connection with the New Holdco Tranche A-2, an estimated 9.00% interest rate in connection with the $100 million New Holdco credit facility, an estimated 11.00% interest rate on the $70.0 million 3-year VSI term loan, and an estimated 2.08% on the $70.0 million 3-year VSI credit facility. The estimated interest rates and adjustments are based on current LIBOR rates and estimated interest rate spreads based on the terms of the executed debt agreements.

(2)	Represents the elimination of Buddy’s, Sears Outlet’s, VSI’s, and American Freight’s historical interest expense as a result of the extinguishment of its historical term loans and line of credits pursuant to the acquisition agreements. The adjustment also reflects the elimination of the Buddy’s term loan interest incurred from July 10, 2019 to March 28, 2020 and Sears Outlet term loan interest incurred from October 23, 2019 to March 28, 2020 as these two loans were refinanced by using the proceeds from the New Holdco term loan and ABL credit facility.

(3)	Represents the amortization of the estimated deferred financing costs in connection with the New Holdco term loan, the New Holdco credit facility the VSI term loan and the VSI credit facility.

(4)	New Holdco is the Company’s subsidiary created in connection with the Transactions that owns Buddy’s, Sears Outlet, VSI and American Freight and issued debt on February 14, 2020 to finance the American Freight acquisition and repay the Buddy’s and Sears Outlet existing term loans.

A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of $1.0 million for the twelve months ended April 30, 2019, $0.6 million for the eight months ended December 28, 2019 and $0.2 million for the three months ended March 28, 2020.

(4b) Represents adjustments to income tax (benefit) expense. The income of New Holdco which includes the operations of Liberty Tax, Buddy’s, Sears Outlet, VSI, and American Freight attributable to Franchise Group is subject to U.S. income taxes, in addition to state, and local taxes. The income tax expense is based on estimated U.S. statutory tax rates of the Combined Company of 27.4% for the year ended April 30, 2019, the eight months ended December 28, 2019 and the three months ended March 28, 2020. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the merger and tax planning.

(4c) Represents the adjustment to reclassify the income (loss) attributable to non-controlling interests to the income (loss) attributable to common stockholders given the full exchange of New Holdco common units held by Buddy’s equity members into Franchise Group common shares.

(4d) Represents the elimination of the loss on debt extinguishment recorded by the Company for the three months ended March 28, 2020, due to the refinancing of the existing Buddy’s and the Sears Outlet term loans.

(4e) Represents adjustments to give effect to the exchange of all New Holdco common units and preferred stock issued to the Buddy’s equity holders in connection with the Buddy’s acquisition. As of April 1, 2020, all Buddy’s equity holders have exercised their option to exchange each New Holdco common unit and one-fifth (1/5) of a share of Franchise Group preferred stock for one share of Franchise Group common stock. Therefore, the Buddy’s equity holders’ noncontrolling interests in the Franchise Group New Holdco, LLC is eliminated and transferred to APIC with an increase to the par value of the common stock issued, and a reduction to the par value of the preferred stock exchanged.

(4f) Represents adjustments to give effect to the tax TRA which Franchise Group entered with the Buddy’s equity holders in connection with the acquisition of Buddy’s. The TRA liability of approximately $9.7 million was reflected as an increase to Other non-current liabilities, estimated based on 40% of those tax benefits and an increase to additional paid-in capital for $9.7 million. There is no increase in the other non-current assets (i.e., deferred tax assets) given the valuation allowance in place which will off-set the deferred tax assets related to the increase in tax basis and additional tax benefits that are available to Franchise Group in connection with the exchange of the New Holdco common units and preferred stock from the Buddy’s equity holders. Franchise Group is continuing to assess the tax implications of the transaction, including the assessment of uncertain tax positions and the realizability of any future tax benefits, which may result in changes in the Company’s judgments and estimates affecting the recognition of additional deferred tax assets and obligations related to the tax receivable arrangement.

Note 5: Pro Forma Earnings Per Share

Pro forma basic earnings per share and pro forma weighted average basic shares outstanding for the year ended April 30, 2019, the eight months ended December 28, 2019 and the three months ended March 28, 2020 reflect the number of shares of the Company’s common stock that are outstanding upon completion of the Transactions. As all shares issued in connection with the Transactions were not completed until after the year ended April 30, 2019, the year ended April 30, 2019 earning per share pro forma adjustments reflect the issuance of common shares assuming it occurred on May 1, 2018. As the shares issued in connection with the Transactions were only reflected in the historical basic and diluted weighted average share counts for a portion of the eight months ended December 28, 2019 and the three months ended March 28, 2020, pro forma adjustments reflected the impact on weight average common shares outstanding assuming the shares issued in connection with the Transactions occurred on May 1, 2018.

In thousands	For the Three Months Ended March 28, 2020	For the Eight Months Ended December 28, 2019	For the Year Ended April 30, 2019
Pro forma net income	$68,996	$(86,732)	$(18,197)
Basic weighted average common shares outstanding
Basic average common shares outstanding during historic period	23,373,980	16,669,065	13,800,884
Common stock repurchased as part of the offer	-	-	(3,935,738)
Common stock purchased by Tributum in connection with the offer	-	-	2,083,333
Common stock purchased by Stefac LP, Brian R. Kahn and Lauren Kahn, and B. Riley FBR, Inc. in connection with the Sears Outlet acquisition	-	-	3,333,333
Common stock purchased by Tributum/Stefac LP in connection with the VSI acquisition	-	-	2,438,748
Common stock purchased by Tributum/Stefac LP in connection with the repayment of VSI convertible note	-	2,354,000	2,354,000
Common stock purchased by certain investors, in connection with the repayment of VSI's convertible note	-	3,877,965	3,877,965
Common stock issued and sold to Kayne FRG Holdings, LP for the financing services rendered by Kayne FRG	-	1,250,000	1,250,000
Common stock issued on the conversion of all New Holdco units and preferred stock from Buddy's equity holders	5,495,606	9,433,332	9,433,332
Additional weighted average impact of common stock repurchased as part of the offer	-	(3,903,211)	-
Additional weighted average impact of common stock purchased by Tributum in connection with the offer	-	611,226	-
Additional weighted average impact of common stock purchased by Stefac LP, Brian R. Kahn and Lauren Kahn, and B. Riley FBR, Inc. in connection with the Sears Outlet acquisition	-	2,410,468	-
Additional weighted average impact of common stock purchased by Tributum/Stefac LP in connection with the VSI acquisition	-	2,307,741	-
Additional weighted average impact of common stock purchased by Tributum/Stefac LP in connection with the repayment of VSI convertible note	129,341	-	-
Additional weighted average impact of common stock purchased by certain investors, in connection with the repayment of VSI's convertible note	1,704,600	-	-
Additional weighted average impact of common stock issued and sold to Kayne FRG Holdings, LP for the financing services rendered by Kayne FRG	645,604	-	-
Additional weighted average impact of common stock issued on the conversion of New Holdco units and preferred stock from Buddy's equity holders in Q1 2020	3,807,911	-	-
Other	-	146,456	521,185
Basic weighted average common shares outstanding used in pro forma net earnings per share	35,157,042	35,157,042	35,157,042
Pro forma net earnings per common share, basic	$1.96	$(2.47)	$(0.52)
Diluted weighted average common shares outstanding
Diluted average common shares outstanding during historic period	23,696,035	16,669,065	13,800,884
Common stock repurchased as part of the offer	-	-	(3,935,738)
Common stock purchased by Tributum in connection with the offer	-	-	2,083,333
Common stock purchased by Stefac LP, Brian R. Kahn and Lauren Kahn, and B. Riley FBR, Inc. in connection with the Sears Outlet acquisition	-	-	3,333,333
Common stock purchased by Tributum/Stefac LP in connection with the VSI acquisition	-	-	2,438,748
Common stock purchased by Tributum/Stefac LP in connection with the repayment of VSI convertible note	-	2,354,000	2,354,000
Common stock purchased by certain investors, in connection with the repayment of VSI's convertible note	-	3,877,965	3,877,965
Common stock issued and sold to Kayne FRG Holdings, LP for the financing services rendered by Kayne FRG	-	1,250,000	1,250,000
Common stock issued on the conversion of all New Holdco units and preferred stock from Buddy's equity holders	5,495,606	9,433,332	9,433,332
Additional weighted average impact of common stock repurchased as part of the offer	-	(3,903,211)	-
Additional weighted average impact of common stock purchased by Tributum in connection with the offer	-	611,226	-
Additional weighted average impact of common stock purchased by Stefac LP, Brian R. Kahn and Lauren Kahn, and B. Riley FBR, Inc. in connection with the Sears Outlet acquisition	-	2,410,468	-
Additional weighted average impact of common stock purchased by Tributum/Stefac LP in connection with the VSI acquisition	-	2,307,741	-
Additional weighted average impact of common stock purchased by Tributum/Stefac LP in connection with the repayment of VSI convertible note	129,341	-	-
Additional weighted average impact of common stock purchased by certain investors, in connection with the repayment of VSI's convertible note	1,704,600	-	-
Additional weighted average impact of common stock issued and sold to Kayne FRG Holdings, LP for the financing services rendered by Kayne FRG	645,604	-	-
Additional weighted average impact of common stock issued on the conversion of New Holdco units and preferred stock from Buddy's equity holders in Q1 2020	3,807,911	-	-
Other		146,456	521,185
Diluted weighted average common shares outstanding used in pro forma net earnings per share	35,479,097	35,157,042	35,157,042
Pro forma net earnings per common share, diluted	$1.94	$(2.47)	$(0.52)